Exhibit 10.2

Employment Contract – Anyuan Sun

Employer (Party A): Wenzhou Xibolun Fluid Equipment Co., Limited

Address: 15th Road, 3rd Av., Binhai Ind. Park

Employee (Party B): Anyuan Sun, male; college education; Hukou in Wenzhou, Zhejiang Province

I.	Contract period

2015-01-01 through 2016-12-31.

II.	Employment location and title

Party B agrees to work in Wenzhou based on the job requirement and with the job title as Chief Executive Officer.

III.	Work hours

It is standard work hours of 8 hours/day; any overtime arrangement will follow relevant regulations by the government and as agreed on by both parties. Party B enjoys all holidays and vacation rights under the national regulations during the contract period.

IV.	Employment protection, work condition and protection against occupational hazards

Party A shall strictly follow all laws and regulations related to labor protection by the national and local government and shall provide Party B with necessary work conditions and tools, establish safe production process, design standard operating instructions, work specifications and labor safety and health system.

If Party B involves in occupational hazards, Party A shall follow the national regulations to perform pre-service and post-service occupational health check; and shall provide regular health examinations during the contract period.

Party A is obligated to provide education and training regarding professional ethics, business technology, labor safety and health and regulations and rules.

V.	Compensation

It is hourly based wage system. Party B shall be paid RMB16,667 per month. Party B shall not delay or hold it without reason. If Party A ceases to operate, manufacture, or shut down less than one month, Party A shall pay salary to Party B by the compensation standard under this contract. If it happens over one month and no work is assigned to Party B, Party A shall pay Party B lay-off stipend not lower than the local unemployment insurance standard.

VI.	Social insurance and benefits:

Following the related national and local social insurance law, Party A shall pay social insurance fee on behalf of Party B; as to the individual payment part for the social insurance, Party A shall deduct form Party B’s salary.

Upon the termination of the contract, Party A shall perform relevant social insurance procedure for Party B.

Any other benefits shall be based on relevant policies and regulations by the national and local government.

VII.	Labor disciplines and regulations:

Party A shall make all legally designed labor disciplines and regulations public to Party B. Party B shall strictly follow regulations and rules of Party A and shall complete all tasks, improve his/her professional skills and execute all labor disciplines and ethics. If Party B violates any regulations, Party A can give appropriate administrative sanctions or terminate the contract under worse scenario according to its disciplines and regulations.

VIII.	Change, revision and termination of the contract:

If objective circumstances based on which this contract was signed change so materially that this contract cannot be performed any more, the contract terms can be revised with both parties’ consent.

The contract can be terminated with both parties’ consent, or under any other situation provided by law.

Upon the expiration of the contract, if the work relation between both parties still exists, Part A shall timely update the contract or renew such contract.

IX.	Financial compensation and damages:

If Party A terminates the contract, it shall pay Party B financial compensation based on Article 47 of Labor Contract Law and local provisions.

If Party B suffers illness or injuries from work, after labor appraisal committee confirms that he cannot either fulfill his responsibility of original work, or engage other work arranged by Party A, so this contract is terminated, Party A shall follow the regulation of Article 40 of Labor Contract Law.

If Party A discharges or terminates this contract in violation of regulations, it shall pay damages to Party B twice of the financial compensation provided by Article 47 of Labor Contract Law.

If Party B violates the regulation and terminates the contract and causes loss of Party A, he shall pay Party A following loss:

1.	all application and training fee paid by Party A,

2.	the direct economic loss caused to Party A, and

3.	other compensation costs mentioned in the contract.

X.	Others:

Parties will engage a separate confidentiality agreement.

XI.	Dispute resolution:

Any labor dispute regarding performance of this contract can be brought up to Party A’s committee of labor dispute mediation. If it cannot be mediated or any party is not willing to mediate, any party can apply for arbitration to Longwan Labor Dispute Arbitration Committee within one year after the dispute happens.

Any unresolved issue of this contract, parties can negotiate. If national laws and regulations have other requirements, they should be followed. This contract shall be filed to local labor protection department for record.

This contract is in duplicate. Party A and Party B each have one copy.

Party A: /s/ Wenzhou Xibolun Fluid Equipment Co., Limited

Party B: /s/ Anyuan Sun

The contract was signed on 2015-01-01.